UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This filing amends our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011, by disclosing our decision regarding the frequency of non-binding advisory votes on executive compensation.

ITEM 5.07                    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(d)                 At the special meeting of shareholders held on May 10, 2011, our shareholders recommended, in a non-binding advisory vote, that we hold a non-binding advisory vote on executive compensation every three years.  In light of this result, our Board of Directors has determined that we will hold a non-binding advisory vote on executive compensation every three years, until the next required shareholder non-binding advisory vote on the frequency of shareholder voting on executive compensation, which, in accordance with applicable law, will occur no later than our annual meeting of shareholders to be held in 2017, unless our Board otherwise determines that a different frequency of non-binding advisory votes on executive compensation is in the best interests of our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: September 29, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer